UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2016

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 North Lake Avenue, Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2016, Philip J. Stassi, one of the named executive officers of Jacobs Engineering Group Inc. (the “Company”), advised the Company that he intends to retire. In connection with his retirement, Mr. Stassi and the Company entered into a Retirement Agreement (the “Agreement”) pursuant to which Mr. Stassi will resign his position as an executive officer of the Company on July 1, 2016 and thereafter serve as an advisor to the Company’s Chief Executive Officer on a part-time basis until June 30, 2017.

Under the Agreement, Mr. Stassi will continue to be eligible to receive an incentive cash bonus for fiscal 2016 calculated on the basis of previously established fiscal 2016 performance goals. Subject to Mr. Stassi’s non-revocation of the Agreement, as consideration for entering into the Agreement, Mr. Stassi is entitled to receive a lump sum payment equal to $625,000 within 30 days after his retirement date.

The Agreement contains additional customary terms and conditions, including a release of claims and restrictions on disclosing sensitive information regarding the Company’s business and customers, accepting other employment without the consent of the Company, and on soliciting employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2016

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman Executive Vice President and Chief Financial Officer

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